Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Second Quarter 2010 Results

OMAHA, NE, July 21, 2010 – West Corporation, a leading provider of technology-driven, voice-oriented solutions, today announced its second quarter 2010 results.

Financial Summary (unaudited)

(Dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Percent Change	2010	2009	Percent Change
Revenue	$596.5	$606.9	-1.7%	$1,196.4	$1,213.9	-1.4%
Adjusted EBITDA[1]	$164.1	$166.6	-1.5%	$330.9	$330.2	0.2%
Adjusted EBITDA Margin	27.5%	27.5%		27.7%	27.2%
Cash Flow from Operations	$71.7	$52.1	37.6%	$187.2	$101.0	85.3%
Net Income	$36.3	$26.4	37.5%	$72.3	$57.1	26.6%

Consolidated Operating Results

For the second quarter of 2010, revenue was $596.5 million compared to $606.9 million for the same quarter last year, a decrease of 1.7 percent. The net increase in revenue

[1]	See Reconciliation of Financial Measures below.

from entities acquired or sold2 was $2.8 million during the second quarter of 2010.

Foreign currency exchange rates negatively impacted revenue and Adjusted EBITDA in the second quarter by $7.3 million and $3.8 million, respectively, compared to the rates used for 2010 guidance. Year-to-date, revenue and Adjusted EBITDA are lower by $10.2 million and $5.3 million, respectively, due to foreign currency exchange rates. The two most significant exchange rates used for 2010 guidance provided in February were as follows: British Pound Sterling 1.63 and Euro 1.46.

“Despite a difficult operating environment, we continue to produce solid results. The Company effectively managed expenses, especially in the Communication Services segment, which contributed to repeat records in operating income of $118.5 million and operating margin of 19.9 percent,” said CFO, Paul Mendlik. “We also had strong cash flows from operations of $71.7 million in the second quarter.”

Adjusted EBITDA for the second quarter of 2010 was $164.1 million, or 27.5 percent of revenue, compared to $166.6 million, or 27.5 percent of revenue, for the second quarter of 2009. A reconciliation of Adjusted EBITDA to cash flows from operating activities is presented below.

Balance Sheet and Liquidity

At June 30, 2010, West Corporation had cash and cash equivalents totaling $66.2 million and working capital of $174.0 million.

During the second quarter of 2010, the Company invested $26.0 million in capital expenditures primarily for software and computer equipment.

Acquisition

As previously announced, during the second quarter the Company acquired Holly Connects, a premium provider of carrier-grade voice platforms. Results from Holly Connects will be included in the Communications Services segment and are not expected to have a material impact on the Company’s 2010 results.

Conference Call

The Company will hold a conference call to discuss these topics on Thursday, July 22, 2010 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

[2]

Net revenue from entities acquired or sold includes the acquisitions of Stream57 and SKT BCS in the Unified Communications segment and the acquisition of Holly Connects and the sale of the Positron CAD business in the Communications Services segment.

About West Corporation

West Corporation is a leading provider of technology-driven, voice-oriented solutions. West offers its clients a broad range of communications and infrastructure management solutions that help them manage or support critical communications. West’s customer contact solutions and conferencing services are designed to improve its clients’ cost structure and provide reliable, high-quality services. West also provides mission-critical services, such as public safety and emergency communications.

Founded in 1986 and headquartered in Omaha, Nebraska, West serves Fortune 1000 companies and other clients in a variety of industries, including telecommunications, banking, retail, financial, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of global economic trends on the businesses of West’s clients; competition in West’s highly competitive industries; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the loss, financial difficulties or bankruptcy of any key clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; increases in the cost of voice and data services or significant interruptions in these services; the cost of pending and future litigation; extensive regulation affecting many of West’s businesses; security and privacy breaches of the systems West uses to protect personal data; West’s ability to protect its proprietary information or technology; the cost of defending West against intellectual property infringement claims; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions and integrate or achieve the objectives of its recent and future acquisitions; and West’s ability to recover charged-off consumer receivables and decreases in collections in its receivables management business. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the incurrence of significant additional indebtedness by West and its subsidiaries and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected operating data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
Revenue	$596,549	$606,907	-1.7%	$1,196,370	$1,213,866	-1.4%
Cost of services	263,433	269,268	-2.2%	524,256	538,318	-2.6%
Selling, general and administrative expenses	214,639	229,893	-6.6%	436,392	459,347	-5.0%

Operating income	118,477	107,746	10.0%	235,722	216,201	9.0%
Interest expense	59,882	63,616	-5.9%	118,931	127,484	-6.7%
Other expense (income), net	58	802	-92.8%	185	(5,493)	-103.4%

Income before tax	58,537	43,328	35.1%	116,606	94,210	23.8%
Income tax expense	22,244	16,202	37.3%	44,310	34,971	26.7%

Net income	36,293	27,126	33.8%	72,296	59,239	22.0%
Less net income - Noncontrolling interest	—	691	NM	—	2,180	NM

Net income - West Corporation	$36,293	$26,435	37.3%	$72,296	$57,059	26.7%

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$309,053	$288,748	7.0%	$608,245	$567,043	7.3%
Communication Services	288,985	319,454	-9.5%	590,814	649,642	-9.1%
Intersegment eliminations	(1,489)	(1,295)	-15.0%	(2,689)	(2,819)	4.6%

Total	$596,549	$606,907	-1.7%	$1,196,370	$1,213,866	-1.4%

Depreciation & Amortization:
Unified Communications	$22,343	$23,222	-3.8%	$46,309	$45,257	2.3%
Communication Services	20,401	25,851	-21.1%	40,008	51,415	-22.2%

Total	$42,744	$49,073	-12.9%	$86,317	$96,672	-10.7%

Operating Income:
Unified Communications	$83,366	$78,135	6.7%	$160,848	$157,307	2.3%
Communication Services	35,111	29,611	18.6%	74,874	58,894	27.1%

Total	$118,477	$107,746	10.0%	$235,722	$216,201	9.0%

Operating Margin:
Unified Communications	27.0%	27.1%	-0.4%	26.4%	27.7%	-4.7%
Communication Services	12.1%	9.3%	30.1%	12.7%	9.1%	39.6%

Total	19.9%	17.8%	11.8%	19.7%	17.8%	10.7%

SELECTED OPERATING DATA ($M):
Cash flow from operations	71.7	52.1		187.2	101.0
Term loan facility	2,434.9	2,472.8
Revolving credit facilities	—	263.8
Senior and senior subordinated notes	1,100.0	1,100.0

Revenue from automated services ($M) (3)	407.0	387.9	4.9%	808.4	760.0	6.4%
Revenue from agent-based services ($M)	189.5	219.0	-13.5%	387.9	453.9	-14.5%

	Condensed Balance Sheets
	June 30, 2010	December 31, 2009	% Change
Current assets:
Cash and cash equivalents	$66,182	$59,068	12.0%
Trust and restricted cash	16,565	14,750	12.3%
Accounts receivable, net	385,464	353,622	9.0%
Deferred income taxes receivable	18,027	35,356	-49.0%
Prepaid assets	40,122	34,063	17.8%
Other current assets	37,477	46,757	-19.8%

Total current assets	563,837	543,616	3.7%
Net property and equipment	336,231	333,267	0.9%
Goodwill	1,647,560	1,665,569	-1.1%
Other assets	461,134	502,810	-8.3%

Total assets	$3,008,762	$3,045,262	-1.2%

Current liabilities	$389,788	$368,609	5.7%
Long-term obligations	3,522,223	3,607,873	-2.4%
Other liabilities	156,903	161,524	-2.9%

Total liabilities	4,068,914	4,138,006	-1.7%

Class L common stock	1,413,958	1,332,721	6.1%

Stockholders’ deficit	(2,474,110)	(2,425,465)	-2.0%

Total liabilities and stockholders’ deficit	$3,008,762	$3,045,262	-1.2%

NM: Not Meaningful

[3]	Automated services includes Unified Communications, Intrado and West Interactive

Reconciliation of Financial Measures

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flows data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to cash flows from operations.

Amounts in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cash flow from operating activities	$71,714	$52,139	$187,195	$100,994
Income tax expense	22,244	16,202	44,310	34,971
Deferred income tax expense	(1,000)	(533)	(17,824)	(9,022)
Interest expense	59,952	63,616	119,075	127,679
Provision for share based compensation	(846)	(380)	(1,728)	(715)
Amortization of loan origination costs	(3,999)	(4,178)	(8,009)	(8,289)
Other	2	1,072	(8)	2,202
Changes in operating assets and liabilities, net of business acquisitions	13,166	28,078	(1,013)	70,740

EBITDA	161,233	156,016	321,998	318,560
Provision for share based compensation	846	380	1,728	715
Acquisition synergies and transaction costs	702	4,586	2,921	9,869
Site closures and other impairments	1,371	2,678	3,053	2,967
Non-cash foreign currency loss (gain)	(38)	2,518	1,193	(4,593)
Non-recurring litigation settlement costs	—	450	10	2,669

Adjusted EBITDA	$164,114	$166,628	$330,903	$330,187

The following table summarizes the Company’s cash flows by category for the periods presented.

Amounts in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cash flows from operating activities	$71,714	$52,139	$187,195	$100,994
Cash flows used in investing activities	$(40,682)	$(16,368)	$(74,463)	$(39,662)
Cash flows used in financing activities	$(19,308)	$(22,606)	$(100,339)	$(40,587)